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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                                December 31, 1996
                                -----------------


                              DYNATECH CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  Massachusetts                 0-7438                      04-2258582
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(State or other              (Commission                 (IRS Employer
jurisdiction of              File Number)                Identification No.)
incorporation)


     3 New England Executive Park, Burlington, MA                  01803
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    (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (617) 272-6100
                                                    --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)








                               Page 1 of 63 Pages
                           Exhibit Index is on Page 4


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 31, 1996, Dynatech Corporation (the "Company" or the "Registrant"), and its wholly-owned indirect subsidiary, IAQ Corporation ("IAQ"), acquired substantially all of the assets and assumed certain of the liabilities of Itronix Corporation ("Itronix"), a wholly-owned subsidiary of Telxon Corporation ("Telxon"), pursuant to the terms of an Asset Purchase Agreement, dated as of December 28, 1996, among the Company, IAQ, Itronix and Telxon (the "Asset Purchase Agreement"). The aggregate consideration paid by the Company and IAQ for the acquired assets of Itronix was approximately $65.5 million in cash. The purchase price is subject to adjustment upon completion of an audit of the Itronix balance sheet as at December 31, 1996, as set forth in the Asset Purchase Agreement. Approximately $40 million of the purchase price was borrowed from The First National Bank of Boston, ABN Amro Bank N.V., Boston Branch, and Mellon Bank, N.A., pursuant to the terms of the Company's existing revolving credit and term loan agreement with such banks.

         The acquisition of incomplete technology will result in a one-time, pre-tax charge to be taken in the third quarter ended December 31, 1996. The amount of the charge will be calculated based upon final determination of the allocation of the purchase price.

         The terms of the Asset Purchase Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Asset Purchase Agreement, neither the Company nor any of its affiliates had any material relationship with Itronix or its stockholder.

         Itronix, headquartered in Spokane, Washington, is a manufacturer of mobile computing and communications devices which increase the efficiency of large, mission-critical service groups. The Company currently intends to continue to use the assets of Itronix constituting plant, equipment or other physical property substantially in the same manner in which they were used by Itronix immediately prior to the acquisition.

         This report may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause actual results to differ materially are described in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED: Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby indicates that the filing of such financial information is impractical and undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by March 17, 1997.

         (b) PRO FORMA FINANCIAL INFORMATION: Not filed herewith; to be filed by amendment. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby indicates that the filing of such financial information is impractical and undertakes to file such information as soon as it is available on a Form 8-K/A Amendment to this report and in any event by March 17, 1997.

         (c) Exhibits:
             --------

         2. Asset Purchase Agreement, dated as of December 28, 1996, among Dynatech Corporation, IAQ Corporation, Telxon Corporation and Itronix Corporation.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 14, 1997             DYNATECH CORPORATION



                                    By: /s/ Allan M. Kline
                                        --------------------------------------
                                        Allan M. Kline
                                        Vice President, Chief Financial
                                        Officer and Treasurer



                                  Page 3 of 63


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                                  EXHIBIT INDEX



2. Asset Purchase Agreement, dated as of December 28, 1996, among Dynatech Corporation, IAQ Corporation, Telxon Corporation and Itronix Corporation.